Exhibit 99.2
[LETTERHEAD OF BANC OF AMERICA SECURITIES LLC]
Board of Directors
ev3 Inc.
9600 54th Avenue North, Suite 100
Plymouth, Minnesota 55442
Ladies and Gentlemen:
We hereby consent to the inclusion of our opinion letter, dated July 20, 2007, to the Board of Directors of ev3 Inc. (“ev3”) as Annex D to, and reference thereto under the headings “SUMMARY — The Merger — Opinions of Financial Advisors — ev3” and “THE MERGER — Opinion of Financial Advisor to ev3” in, the information/proxy statement-prospectus relating to the proposed merger involving ev3 and FoxHollow Technologies, Inc., which information/proxy statement-prospectus forms a part of ev3’s Registration Statement on Form S-4. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
Very truly yours,
/s/ Banc of America Securities LLC
BANC OF AMERICA SECURITIES LLC
August 17, 2007